Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Four-in-One Index Fund series of Fidelity Oxford Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 57 to the Trust's Registration Statement on Form N-1A (File Nos. 002-77909 and 811-03480) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 53 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

April 28, 2005